Exhibit 99.2

PRESS RELEASE Entegris, Inc. Corporate Headquarters 3500 Lyman Boulevard Chaska Minnesota 55318 USA Tel. 952-556-3131 Steve Cantor VP of Corporate Relations Tel. 978-436-6750 irelations@entegris.com

FOR RELEASE at 4:02 PM ET

Entegris Announces Public Offering of its Common Stock

CHASKA (Minneapolis), Minn., September 8, 2009 – Entegris, Inc. (NasdaqGS: ENTG) announced today that it has commenced an underwritten public offering of up to 12.0 million shares of its common stock pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission (the “SEC”).

The underwriters will have the option to purchase up to an additional 1.8 million shares of common stock from the Company at the public offering price, less underwriting discounts and commissions, within 30 days, solely to cover over-allotments. The Company intends to use the net proceeds from the offering to reduce the outstanding borrowings under its credit agreement.

Citigroup Global Markets Inc. is serving as sole book-running manager for the offering. Goldman, Sachs & Co. is serving as joint-lead manager and Craig-Hallum Capital Group LLC, ABN AMRO Incorporated and PNC Capital Markets LLC are serving as co-managers.

The shares will be issued pursuant to a shelf registration statement that was previously filed with the SEC and was declared effective on September 4, 2009. A copy of the preliminary prospectus supplement and related base prospectus for the offering has been filed with the SEC and is available on the SEC’s website, www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the related base prospectus for the offering may be obtained from Citigroup Prospectus Department, Brooklyn Army Terminal, 140 58th Street, Brooklyn, New York 11220 (Tel. 800-831-9146).

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any security of the Company, nor will there be any sale of such security in any jurisdiction in which such offer, sale or solicitation would be unlawful. Any offer will be made only by means of a prospectus supplement and related base prospectus or by a free writing prospectus in accordance with SEC rules.

About Entegris

Entegris provides a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in the semiconductor and other high-tech industries. Entegris has manufacturing, customer service and/or research facilities in the United

States, China, France, Germany, India, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

Forward-Looking Statements

Certain information contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this presentation, and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, Entegris’ future operating results, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in the Company’s current report on Form 8-K filed with the SEC on September 2, 2009, as well as other matters and important factors disclosed previously and from time to time in the filings of Entegris with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we undertake no obligation to update publicly any forward-looking statements contained herein.

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